UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2021 (June 7, 2021)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 W. 57th St., 8th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(646) 665-4667

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 7, 2021, DarioHealth Corp. (the “Company”) completed the previously announced acquisition of PsyInnovations, Inc. (dba wayForward) through the merger of PsyInnovations into DarioHealth’s wholly-owned subsidiary, WF Merger Sub, Inc., which changed its name to PsyInnovations, Inc. in connection with the merger (collectively, the “Merger”). Under the Agreement and Plan of Merger, dated as of May 15, 2021, the Company paid, or will pay, aggregate consideration (“Merger Consideration”) of (A) $6.0 million in cash and (B) up to $24.0 million in shares of Company common stock, par value $0.0001 per share (the “Common Stock”), including up to $5.0 million structured as an earn-out payable in shares of Common Stock if behavioral health revenues from the Company exceed a certain threshold in 2022, subject to customary working capital and other adjustments as of the closing of the Merger (the “Closing”). $3.0 million of the Merger Consideration, consisting of $2,750,000 in shares of Common Stock and $250,000 in cash, will be subject to a hold-back for a minimum of eighteen (18) months to secure indemnification obligations. The Company will issue an aggregate of approximately 898,500 shares Common Stock in the Merger, including the holdback shares, determined based on the 60-day volume weighted average share price (VWAP) of $21.09 per share of the Common Stock traded on The Nasdaq Stock Market LLC that ended on May 13, 2021, plus up to approximately 237,000 shares of Common Stock if the full earn-out is achieved.

Item 8.01 Other Information.

On June 8, 2021, the Company issued a press release announcing the Closing and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated June 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2021	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary